Exhibit 99.1

The ONE Group Reports Second Quarter 2025 Financial Results

Revenues Increased 20% to $207.4 Million

Benihana Same Store Sales Increased 0.4% and STK Transactions Increased 2.8%

Denver, CO – (BUSINESS WIRE) – August 5, 2025 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the second quarter ended June 29, 2025.

Highlights for the second quarter 2025 compared to the same quarter in 2024 are as follows:

●	Total GAAP revenues increased 20.2% to $207.4 million from $172.5 million;
●	Consolidated comparable sales* decreased 4.1%;
●	Operating income decreased $0.4 million to $0.7 million; the current year quarter includes $5.6 million of lease termination and exit expenses related to the exit of five grill locations;
●	Restaurant EBITDA** increased 8.0% to $31.9 million from $29.6 million;
●	GAAP net loss increased $2.8 million to $10.1 million from GAAP net loss of $7.3 million; the current year quarter includes $5.6 million of lease termination and exit expenses related to the exit of five grill locations; and
●	Adjusted EBITDA*** attributable to The ONE Group Hospitality, Inc. increased 7.3% to $23.4 million from $21.8 million.

“I'm pleased to report that we met our expectations for the quarter while delivering strong top-line growth of 20% driven by the successful integration of our Benihana acquisition and continued execution of our key strategic initiatives. Benihana delivered positive same store sales and STK achieved positive traffic for the second and third consecutive quarters, respectively, clear indicators of underlying consumer engagement and brand strength," said Emanuel "Manny" Hilario, President and CEO of The ONE Group.

“We are focused on accelerating same store sales growth and pursuing asset-light and low-cost expansion strategies that enhance capital efficiency and balance sheet strength. We recently opened our second franchised Benihana Express location in Miami, Florida, allowing us to expand our Benihana brand without deploying capital. Looking ahead, we remain confident in our growth trajectory and are on track to open five to seven new venues this year while optimizing operations across our expanded portfolio. These initiatives reflect our ongoing efforts to increase shareholder value through a balanced and resilient operating model driven by strong top line growth and asset-light expansion,” concluded Hilario.

Restaurant Development

The Company plans to open five to seven new venues in 2025.

We have opened the following restaurants to date in 2025:

●	Owned Benihana restaurant in San Mateo, California (March 2025)
●	Owned STK restaurant in Topanga, California (April 2025)
●	Owned STK restaurant in Los Angeles, California (May 2025 - relocation of our existing STK Westwood restaurant)
●	Franchised Benihana Express restaurant in Miami, Florida (June 2025)

There is currently one Company-owned Benihana restaurant and one Company-owned Kona Grill restaurant under construction in the following cities:

●	Owned Benihana restaurant in Seattle, Washington
●	Owned Kona Grill restaurant in San Antonio, Texas (relocation of an existing Kona Grill restaurant)

Liquidity and Share Repurchase Program

As of June 29, 2025, we held $15.1 million in cash and short-term credit card receivables and had $33.6 million available under our revolving credit facility. Under the current conditions, our credit facility does not have any financial covenants.

In March 2024, our Board of Directors authorized a $5 million share repurchase program. During the second quarter ended June 29, 2025, the Company purchased 0.2 million shares for aggregate consideration of $0.6 million.

2025 Targets

As of January 1, 2025, we began reporting financial information on a fiscal quarter basis using four 13-week quarters with the addition of a 53rd week when necessary. For 2025, our fiscal calendar began on January 1, 2025 and ends on December 28, 2025 and our second quarter had 91 days.

Financial Results and Other Select Data US$s in millions	Q3 2025 Guidance September 28, 2025	2025 Guidance December 28, 2025
Total GAAP revenues	$190 to $195	$835 to $870
Consolidated comparable sales	-4% to -2%	-3% to 1%
Managed, license and franchise fee revenues	$3 to $4	$15 to $16
Total owned operating expenses as a percentage of owned restaurant net revenue	Approx. 86%	83.5% to 82.2%
Consolidated total G&A, excluding stock-based compensation	Approx $11	Approx. $47
Consolidated Adjusted EBITDA*	$15 to $18	$95 to $115
Consolidated restaurant pre-opening expenses	$1 to $2	$7 to $8
Consolidated effective income tax rate		Approx. 7.5%
Consolidated total capital expenditures, net of allowances received by landlords		$45 to $50
Consolidated number of new system-wide venues	None	5-7 new venues

*We have not reconciled guidance for Consolidated Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Tyler Loy, Chief Financial Officer, will host a conference call and webcast today at 4:30 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 412-542-4186. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 10200059. The replay will be available until Tuesday, August 19, 2025.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events.”

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is an international restaurant company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.
●	Benihana, an interactive dining destination with highly skilled chefs preparing food right in front of guests and served in an energetic atmosphere alongside fresh sushi and innovative cocktails. The Company franchises Benihanas in the U.S., Caribbean, Central America, and South America.
●	Benihana Express, a small footprint casual concept showcasing the best of Benihana but without teppanyaki tables or bar.
●	Kona Grill, a polished casual, bar-centric grill concept with restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	RA Sushi, a Japanese cuisine concept that offers a fun-filled, bar-forward, upbeat, and vibrant dining atmosphere with restaurants in the U.S. anchored by creative sushi, inventive drinks, and outstanding service.
●	Salt Water Social is your gateway to the seven seas, featuring an array of signature and unique fresh seafood items, complemented by the highest quality beef dishes and elegant, delicious cocktails.

●	Samurai, an interactive dining experience located in sunny Miami, FL, provides a distinctive dining experience where skilled personal chefs masterfully perform the ancient art of teppanyaki right before your eyes.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Non-GAAP Definitions

We have evolved our definition of non-GAAP financial measures starting in Q3 2024 and Q1 2025. We use certain non-GAAP measures in analyzing operating performance and believe that the presentation of these measures provides investors and analysts with information that is beneficial to gaining an understanding of the Company's financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP.

We exclude items management does not consider in the evaluation of its ongoing core operating performance from Restaurant EBITDA, Adjusted EBITDA, adjusted net income, and adjusted net income / (loss) per share, and Adjusted EBITDA. Starting in Q3 2024, we no longer deduct pre-opening expenses from Adjusted EBITDA. Reconciliations of these non-GAAP measures are included under “Reconciliation of Non-GAAP Measures” in this press release.

*Comparable sales represent total U.S. food and beverage sales at owned and managed units, a non-GAAP financial measure, opened for at least a full 24-months. This measure includes total revenue from our owned and managed locations. The Company monitors sales growth at its established restaurant base in addition to growth that results from restaurant acquisitions and new restaurant openings. Refer to the reconciliation of GAAP revenue to total food and beverage sales at owned and managed units in this press release.

**We define Restaurant EBITDA as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses before non-cash rent. Restaurant EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Operating income to Restaurant EBITDA in this press release.

***We define Adjusted EBITDA as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, non-recurring gains and losses, stock-based compensation, transaction and exit costs, transition and integration expenses and lease termination and exit expenses. Starting in Q3 2024, pre-opening expenses are no longer deducted from Adjusted EBITDA. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net income (loss) to Adjusted EBITDA in this press release.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including with respect to the impact of the Benihana Inc. acquisition, restaurant openings and 2025 financial targets. Forward-looking statements may be identified by the use of words such as “target,” “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) our ability to integrate the new or acquired restaurants into our operations without disruptions to operations; (2) our ability to capture anticipated synergies; (3) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain employees; (4) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (5) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (6) changes in applicable laws or regulations; (7) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors, including economic downturns; (8) the impact of actual and potential changes in immigration policies, including potential labor shortages; (9) the potential impact of the imposition of tariffs, including increases in food prices and inflation and any resulting negative impacts on the macro-economic environment; and (10) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Seth Grugle

(646) 277-1272

seth.grugle@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

	For the three periods ended June 29,	For the three months ended June 30,	For the six periods ended June 29,	For the six months ended June 30,
	2025	2024	2025	2024
Revenues:
Owned restaurant net revenue	$203,907	$169,021	$411,305	$250,529
Management, license, franchise and incentive fee revenue	3,472	3,473	7,203	6,960
Total revenues	207,379	172,494	418,508	257,489
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	43,190	35,877	86,310	54,591
Owned restaurant operating expenses	129,493	103,772	258,268	153,410
Total owned operating expenses	172,683	139,649	344,578	208,001
General and administrative (including stock-based compensation of $1,470 and $3,102 for the three and six periods ended June 29, 2025, respectively, and $1,495 and $2,853 for the three and six months ended June 30, 2024, respectively)	11,662	10,634	24,753	18,168
Depreciation and amortization	10,870	8,025	20,699	13,285
Transaction and exit costs	61	6,519	130	7,878
Transition and integration expenses	3,949	3,794	7,668	3,794
Pre-opening expenses	1,579	2,516	3,260	5,430
Lease termination and exit expenses	5,635	307	5,706	471
Other expenses	278	—	323	32
Total costs and expenses	206,717	171,444	407,117	257,059
Operating income	662	1,050	11,391	430
Other expenses, net:
Interest expense, net of interest income	10,295	7,865	20,117	9,943
Loss on early debt extinguishment	—	4,149	—	4,149
Total other expenses, net	10,295	12,014	20,117	14,092
Loss before provision (benefit) for income taxes	(9,633)	(10,964)	(8,726)	(13,662)
Provision (benefit) for income taxes	699	(3,459)	984	(3,727)
Net loss	(10,332)	(7,505)	(9,710)	(9,935)
Less: net loss attributable to noncontrolling interest	(228)	(163)	(581)	(524)
Net loss attributable to The ONE Group Hospitality, Inc.	$(10,104)	$(7,342)	$(9,129)	$(9,411)
Series A Preferred Stock paid-in-kind dividend and accretion	(8,137)	(4,538)	(15,728)	(4,538)
Net loss available to common stockholders	$(18,241)	$(11,880)	$(24,857)	$(13,949)

Net loss per common share:
Basic	$(0.59)	$(0.38)	$(0.80)	$(0.44)
Diluted	$(0.59)	$(0.38)	$(0.80)	$(0.44)

Weighted average common shares outstanding:
Basic	30,935,737	31,424,938	30,989,839	31,376,951
Diluted	30,935,737	31,424,938	30,989,839	31,376,951

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

	For the three periods ended June 29,	For the three months ended June 30,	For the six periods ended June 29,	For the six months ended June 30,
	2025	2024	2025	2024
Revenues:
Owned restaurant net revenue	98.3%	98.0%	98.3%	97.3%
Management, license, franchise and incentive fee revenue	1.7%	2.0%	1.7%	2.7%
Total revenues	100.0%	100.0%	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)	21.2%	21.2%	21.0%	21.8%
Owned restaurant operating expenses (1)	63.5%	61.4%	62.8%	61.2%
Total owned operating expenses (1)	84.7%	82.6%	83.8%	83.0%
General and administrative (including stock-based compensation of 0.7% and 0.7% for the three and six periods ended June 29, 2025, respectively, and 0.9% and 1.1% for the three and six months ended June 30, 2024, respectively)	5.6%	6.2%	5.9%	7.1%
Depreciation and amortization	5.2%	4.7%	4.9%	5.2%
Transaction and exit costs	—%	3.8%	—%	3.1%
Transition and integration expenses	1.9%	2.2%	1.8%	1.5%
Pre-opening expenses	0.8%	1.5%	0.8%	2.1%
Lease termination and exit expenses	2.7%	0.2%	1.4%	0.2%
Other expenses	0.1%	—%	0.1%	—%
Total costs and expenses	99.7%	99.4%	97.3%	99.8%
Operating income	0.3%	0.6%	2.7%	0.2%
Other expenses, net:
Interest expense, net of interest income	5.0%	4.6%	4.8%	3.9%
Loss on early debt extinguishment	—%	2.4%	—%	1.6%
Total other expenses, net	5.0%	7.0%	4.8%	5.5%
Loss before provision (benefit) for income taxes	(4.6)%	(6.4)%	(2.1)%	(5.3)%
Provision (benefit) for income taxes	0.3%	(2.0)%	0.2%	(1.4)%
Net loss	(5.0)%	(4.4)%	(2.3)%	(3.9)%
Less: net loss attributable to noncontrolling interest	(0.1)%	(0.1)%	(0.1)%	(0.2)%
Net loss attributable to The ONE Group Hospitality, Inc.	(4.9)%	(4.3)%	(2.2)%	(3.7)%

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	June 29,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$4,662	$27,576
Credit card receivable	10,422	10,477
Restricted cash and cash equivalents	499	499
Accounts receivable	9,631	12,294
Inventory	9,304	11,318
Other current assets	7,817	6,786
Due from related parties	376	376
Total current assets	42,711	69,326

Property and equipment, net	286,895	276,120
Operating lease right-of-use assets	252,994	260,331
Goodwill	155,783	155,783
Intangibles, net	133,099	133,111
Deferred tax assets, net	53,337	54,282
Other assets	8,638	9,030
Security deposits	2,223	2,097
Total assets	$935,680	$960,080

LIABILITIES, SERIES A PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,468	$30,883
Accrued payroll expenses	16,879	23,897
Accrued expenses	44,193	48,339
Current portion of operating lease liabilities	14,072	15,294
Deferred gift card revenue and other	4,037	6,540
Current portion of long-term debt	7,438	6,125
Other current liabilities	981	313
Total current liabilities	121,068	131,391

Long-term debt, net of current portion, unamortized discount and debt issuance costs	327,489	328,110
Operating lease liabilities, net of current portion	288,511	293,490
Other long-term liabilities	4,980	5,758
Total liabilities	742,048	758,749

Commitments and contingencies (Note 17)

Series A preferred stock, $0.0001 par value, 160,000 shares authorized; 160,000 issued and outstanding at June 29, 2025 and December 31, 2024	173,813	158,085

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 34,284,722 issued and 30,951,590 outstanding at June 29, 2025 and 33,994,140 issued and 31,037,843 outstanding at December 31, 2024	3	3
Preferred stock, other than Series A preferred stock, $0.0001 par value, 9,840,000 shares authorized; no shares issued and outstanding at June 29, 2025 and December 31, 2024	—	—
Treasury stock, at cost, 3,333,132 shares at June 29, 2025 and 3,019,654 shares at December 31, 2024	(19,107)	(18,202)
Additional paid-in capital	55,171	67,118
Accumulated deficit	(10,104)	—
Accumulated other comprehensive loss	(2,918)	(3,028)
Total stockholders’ equity	23,045	45,891
Noncontrolling interests	(3,226)	(2,645)
Total equity	19,819	43,246
Total liabilities, Series A preferred stock and equity	$935,680	$960,080

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, Adjusted EBITDA, Restaurant Operating Profit and Restaurant EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three periods ended June 29, 2025	For the three months ended June 30, 2024	For the six periods ended June 29, 2025	For the six months ended June 30, 2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$203,907	$169,021	$411,305	$250,529
Management, license, franchise and incentive fee revenue	3,472	3,473	7,203	6,960
GAAP revenues	$207,379	$172,494	$418,508	$257,489

Food and beverage sales from managed units (1)	31,180	32,090	64,984	60,194

Total food and beverage sales at owned and managed units	$235,087	$201,111	$476,289	$310,723

(1)Components of total food and beverage sales at owned and managed units.

The following table presents the elements of the quarterly and annual Same Store Sales measure for 2024 and 2025:

	2024 vs. 2023					2025 vs. 2024
	Q1	Q2	Q3	Q4	YTD	Q1	Q2
US STK Owned Restaurants	(6.0)%	(11.9)%	(11.4)%	(5.0)%	(8.3)%	(2.3)%	(4.9)%
US STK Managed Restaurants	(8.6)%	(7.4)%	(10.3)%	(12.2)%	(9.5)%	(7.9)%	(9.5)%
US STK Total Restaurants	(6.8)%	(10.6)%	(11.1)%	(6.9)%	(8.7)%	(3.6)%	(6.0)%
Benihana Owned Restaurants		(1.0)%	(4.2)%	(0.2)%	(1.8)%	0.7%	0.4%
Grill Concept Owned Restaurants	(9.7)%	(13.0)%	(17.0)%	(11.7)%	(13.2)%	(13.7)%	(14.6)%
Combined Same Store Sales	(7.9)%	(7.0)%	(8.8)%	(4.3)%	(6.8)%	(3.2)%	(4.1)%

Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, non-recurring gains and losses, stock-based compensation, certain transactional and exit costs, transition and integration expenses and lease termination and exit expenses. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three periods ended June 29,	For the three months ended June 30,	For the six periods ended June 29,	For the six months ended June 30,
	2025	2024	2025	2024
Net loss attributable to The ONE Group Hospitality, Inc.	$(10,104)	$(7,342)	$(9,129)	$(9,411)
Net loss attributable to noncontrolling interest	(228)	(163)	(581)	(524)
Net loss	(10,332)	(7,505)	(9,710)	(9,935)
Interest expense, net	10,295	7,865	20,117	9,943
Provision (benefit) for income taxes	699	(3,459)	984	(3,727)
Depreciation and amortization	10,870	8,025	20,699	13,285
EBITDA	11,532	4,926	32,090	9,566
Stock-based compensation	1,470	1,495	3,102	2,853
Transaction and exit costs	61	6,519	130	7,878
Transition and integration expenses	3,949	3,794	7,668	3,794
Lease termination and exit expense (1)	5,635	307	5,706	471
Non-cash rent expense (2)	280	511	(857)	263
Loss on early debt extinguishment	—	4,149	—	4,149
Other expenses	278	—	323	32
Adjusted EBITDA	23,205	21,701	48,162	29,006
Adjusted EBITDA attributable to noncontrolling interest	(156)	(71)	(396)	(333)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$23,361	$21,772	$48,558	$29,339

(1)	Lease termination and exit expenses are costs associated with closed, abandoned and disputed locations or leases.
(2)	Non-cash rent expense is included in owned restaurant operating expenses, pre-opening expenses and general and administrative expense on the consolidated statements of operations.

Restaurant Operating Profit and Restaurant EBITDA. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. We define Restaurant EBITDA as Restaurant Operating Profit minus non-cash rent.

We believe Restaurant Operating Profit and Restaurant EBITDA are an important component of financial results because: (i) they are widely used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance, and (ii) we use Restaurant Operating Profit and Restaurant EBITDA as key metrics to evaluate our restaurant financial performance compared to our competitors. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period, to analyze the factors and trends affecting our business and to evaluate the performance of our restaurants.

The following table presents a reconciliation of Operating income to Restaurant Operating Profit and Restaurant EBITDA for the periods indicated (in thousands):

	For the three periods ended June 29,	For the three months ended June 30,	For the six periods ended June 29,	For the six months ended June 30,
	2025	2024	2025	2024
Operating income as reported	$662	$1,050	$11,391	$430
Management, license and incentive fee revenue	(3,472)	(3,473)	(7,203)	(6,960)
General and administrative	11,662	10,634	24,753	18,168
Depreciation and amortization	10,870	8,025	20,699	13,285
Transaction and exit costs	61	6,519	130	7,878
Transition and integration expenses	3,949	3,794	7,668	3,794
Pre-opening expenses	1,579	2,516	3,260	5,430
Lease termination and exit expense	5,635	307	5,706	471
Other expenses	278	—	323	32
Restaurant Operating Profit	$31,224	$29,372	$66,727	$42,528
Restaurant Operating Profit as a percentage of owned restaurant net revenue	15.3%	17.4%	16.2%	17.0%
Non-Cash Rent	700	196	(852)	(36)
Restaurant EBITDA	$31,924	$29,568	$65,875	$42,492
Restaurant EBITDA as a percentage of owned restaurant net revenue	15.7%	17.5%	16.0%	17.0%

Restaurant Operating Profit by component is as follows (in thousands):

	For the three periods ended June 29,	For the three months ended June 30,	For the six periods ended June 29,	For the six months ended June 30,
	2025	2024	2025	2024
STK restaurant operating profit (Company owned)	$8,256	$9,115	$18,392	$20,222
STK restaurant operating profit (Company owned) as a percentage of STK revenue (Company owned)	16.1%	18.3%	17.3%	20.0%
Benihana restaurant operating profit (Company owned)	$20,772	$16,165	$43,658	$16,165
Benihana restaurant operating profit (Company owned) as a percentage of Benihana revenue (Company owned)	18.0%	20.8%	18.9%	20.8%
Core Grill Concepts restaurant operating profit	$2,329	$4,225	$5,096	$6,549
Core Grill Concepts restaurant operating profit as a percentage of Grill Concepts revenue	6.6%	11.6%	7.3%	10.3%
Non-core Grill Concepts restaurant operating profit	$(135)	$(246)	$(477)	$(509)
Non-core Grill Concepts restaurant operating profit as a percentage of Non-core revenue	(8.5)%	(5.1)%	(11.2)%	(6.4)%

Restaurant EBITDA by component is as follows (in thousands):

	For the three periods ended June 29,	For the three months ended June 30,	For the six periods ended June 29,	For the six months ended June 30,
	2025	2024	2025	2024
STK restaurant EBITDA (Company owned)	$8,148	$8,871	$17,843	$19,642
STK restaurant EBITDA (Company owned) as a percentage of STK revenue (Company owned)	15.9%	17.9%	16.8%	19.4%
Benihana restaurant EBITDA (Company owned)	$21,308	$16,528	$44,479	$16,528
Benihana restaurant EBITDA (Company owned) as a percentage of Benihana revenue (Company owned)	18.5%	21.2%	19.3%	21.2%
Core Grill Concepts restaurant EBITDA	$2,728	$4,329	$4,124	$6,747
Core Grill Concepts restaurant EBITDA as a percentage of Grill Concepts revenue	7.7%	11.9%	5.9%	10.6%
Non-core Grill Concepts restaurant EBITDA	$(262)	$(273)	$(629)	$(526)
Non-core Grill Concepts restaurant EBITDA as a percentage of Non-core revenue	(16.6)%	(5.6)%	(14.7)%	(5.6)%

Adjusted Net Income / (Loss). We define adjusted net income / (loss) as net income (loss) before Series A Preferred Stock paid-in-kind dividend and accretion, transaction and exit costs, transition and integration expenses, lease termination and exit expenses, one-time stock-based compensation, non-recurring costs and the income tax effect of any adjustments.

We believe that adjusted net income / (loss) is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain non-cash and one-time expenses that are not reflective of the underlying business performance. Adjusted net income / (loss) is included in this press release because it is a key metric used by management, and we believe that it provides useful information facilitating performance comparisons from period to period. Adjusted net income / (loss) has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table presents a reconciliation of net income (loss) available to common stockholders to adjusted net income (loss) for the periods indicated (in thousands):

	For the three periods ended June 29, 2025	For the three months ended June 30, 2024	For the six periods ended June 29, 2025	For the six months ended June 30, 2024
Net income (loss) available to common stockholders (GAAP)	$(18,241)	$(11,880)	$(24,857)	$(13,949)
Adjustments:
Series A Preferred Stock paid-in-kind dividend and accretion	8,137	4,538	15,728	4,538
Transaction and exit costs	61	6,519	130	7,878
Transition and integration expenses	3,949	3,794	7,668	3,794
Loss on early debt extinguishment	—	4,149	—	4,149
Lease termination and exit expenses	5,635	307	5,706	471
Other expenses	278	—	323	32
Income tax effect on adjustments(1)	1,855	(1,108)	1,562	(1,224)
Adjusted net income (loss) (non-GAAP)	$1,674	$6,319	$6,260	$5,689

Adjusted net income (loss) per share: Basic	$0.05	$0.20	$0.20	$0.18
Adjusted net income (loss) per share: Diluted	$0.05	$0.19	$0.19	$0.17

Shares used in computing basic income (loss) per share	30,935,737	31,424,938	30,989,839	31,376,951
Shares used in computing diluted income (loss) per share	33,254,162	33,104,542	33,172,182	33,398,219

(1)	Reflects the tax expense associated with the adjustments for the three and six periods ended June 29, 2025, and the three and six months June 30, 2024. The Company uses its estimated normalized annual tax rate.